UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 20, 2008

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 20, 2008, SemGroup Energy Partners, L.L.C. (the “Operating Company”), a wholly-owned subsidiary of SemGroup Energy Partners, L.P. (the “Partnership”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with SemCrude, L.P. (the “Seller”), a subsidiary of SemGroup, L.P. (“SemGroup”), pursuant to which the Seller has agreed to sell, assign, transfer and convey to the Operating Company 100% of the limited liability company interests in SemGroup Crude Storage, L.L.C. (“SGCS”) for aggregate consideration of $90 million.

Upon closing, SGCS will own certain land, crude oil storage and terminalling facilities with an aggregate of approximately 2 million barrels of storage capacity and related assets located at the Cushing Interchange (the “Acquired Assets”). Prior to closing, the Acquired Assets will be contributed to SGCS by the Seller. In addition, the Operating Company or its designated subsidiary will assume a take-or-pay third party term contract relating to the additional 2 million barrels of storage capacity. The acquisition of the Acquired Assets will increase the Partnership’s total storage capacity to more than 15 million barrels, of which nearly 7 million barrels will be located at the Cushing Interchange, one of the largest crude oil marketing hubs in the United States.

The closing of the Purchase Agreement is subject to the satisfaction of a number of conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Subject to the satisfaction of those conditions, the Partnership anticipates that closing will occur in the second quarter of this year. The Partnership expects to finance the acquisition with borrowings under the Partnership’s Amended and Restated Credit Agreement, dated February 20, 2008, among the Partnership, Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent and the other lenders from time to time party thereto.

Pursuant to the Purchase Agreement, the Seller has agreed to indemnify the Operating Company, its affiliates, including the Partnership, and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants (the “Buyer Indemnified Parties”) from and against all losses arising from or out of (i) any breach of the Seller’s representations, warranties or covenants in the Purchase Agreement, and (ii) the operation of SGCS or the Acquired Assets prior to the Operating Company’s acquisition of them, including any environmental or tax losses. The Operating Company has agreed to indemnify the Seller, its affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants from and against all losses arising from or out of (i) any breach of the Operating Company’s representations, warranties or covenants in the Purchase Agreement and (ii) the operation of SGCS or the Acquired Assets after the Operating Company’s acquisition of them. Certain of the Seller’s indemnification obligations are subject to an aggregate deductible of 1% of the aggregate purchase price, or approximately $0.9 million, and a cap equal to 25% of the aggregate purchase price, or $22,500,000 million. Indemnification for losses incurred by the Buyer Indemnified Parties that are attributable to the operation of SGCS or the Acquired Assets prior to the Operating Company’s acquisition of them is not subject to such deductible or cap.

The board of directors of the Partnership’s general partner approved the acquisition based on a recommendation from its conflicts committee, which consists entirely of independent directors. The conflicts committee retained independent legal and financial advisors to assist it in evaluating the transaction.

The description of the Purchase Agreement in this report is qualified in its entirety by reference to the copy of the Purchase Agreement filed as Exhibit 2.1 to this Current Report, which is incorporated by reference into this Current Report in its entirety.

Each of the Operating Company, the Partnership, the Partnership’s general partner and the Seller are indirect subsidiaries of SemGroup. As a result, certain individuals, including officers and directors of SemGroup, serve as officers and/or directors of more than one of such entities.

Item 7.01.	Regulation FD Disclosure.

On May 21, 2008, the Partnership issued a press release announcing the acquisition of the Acquired Assets. A copy of the press release is furnished as an exhibit to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Certain statements in this Current Report may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbors from liability provided therein. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, the Partnership’s dependence upon SemGroup for a substantial majority of its revenues; the acquisition of the crude oil terminalling and storage assets may not occur on the terms described herein or at all; the Partnership’s exposure to the credit risk of SemGroup and third-party customers; a decrease in the demand for crude oil or liquid asphalt cement in the areas served by the Partnership’s storage facilities and pipelines; a decrease in the production of crude oil from the oil fields served by its pipelines; the availability of, and ability to consummate, acquisition opportunities; the Partnership’s debt levels and restrictions in its credit facility; general economic, market or business conditions; and other factors and uncertainties inherent in the crude oil and liquid asphalt cement gathering, transportation, terminalling and storage business. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
2.1#	—	Purchase and Sale Agreement, dated as of May 20, 2008, by and between SemGroup Energy Partners, L.L.C. and SemCrude, L.P.

99.1	—	Press release dated May 21, 2008.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

	By:	SemGroup Energy Partners G.P., L.L.C.
its General Partner

Date: May 23, 2008	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
2.1#	—	Purchase and Sale Agreement, dated as of May 20, 2008, by and between SemGroup Energy Partners, L.L.C. and SemCrude, L.P.

99.1	—	Press release dated May 21, 2008.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.